UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	February 14, 2014

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

On February 14, 2014, The Procter & Gamble Company’s (the "Company") Chairman of the Board, President and Chief Executive Officer, A.G. Lafley, exercised stock options for 92,896 shares of P&G common stock.   A portion of the shares were sold to cover the option cost and tax liability for the exercise, and the remaining shares were added to Mr. Lafley’s current holdings, which now total 779,619 shares.  These options, which were granted to Mr. Lafley during his prior tenure as CEO in 2004, were due to expire later this year.  As part of his financial planning, Mr. Lafley exercised these options in order to ensure that they would not expire, given that he is subject to limited trading windows under the Company’s trading policy.

Mr. Lafley will have a sale of approximately 90,000 shares later this month to cover the tax obligations resulting from the settlement of a Restricted Stock Unit grant and an annual distribution of deferred compensation, each awarded during his prior tenure as CEO.  Mr. Lafley has additional options that will expire in February 2015, and he will look at opportunities to exercise those options in the coming months, prior to expiration.

Each of these transactions will be reported on Form 4s, in compliance with SEC rules.  Additional detail regarding Mr. Lafley’s holdings, including his outstanding stock option grants, Restricted Stock Units, and deferred compensation, are provided in the Company’s 2013 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

             THE PROCTER & GAMBLE COMPANY

                                     BY:  /s/ Susan S. Whaley
                                     Susan S. Whaley
                                     Assistant Secretary
                                     February 14, 2014